Exhibit A
                                                                    Page 1 of 3

                                MYR GROUP INC.
                           Consolidated Balance Sheet
                              As of March 31, 2001
                           --------------------------
                                   (Unaudited)




Assets

Current Assets:
   Cash and temporary cash investments                      $       -
   Accounts receivable:
     Contract                                                118,876,239
     Other                                                       452,003
   Cost and estimated earnings in excess
     of billings on uncompleted contracts                     34,475,930
   Prepaid deferred taxes                                      9,437,804
   Other                                                         565,981
                                                            ------------

      Total current assets                                   163,807,957
                                                            ------------

Fixed Assets:
   Land                                                          930,807
   Building and improvements                                   4,340,622
   Construction equipment                                     47,646,740
   Office equipment                                            5,746,181
                                                            ------------
      Total fixed assets                                      58,664,350
   Accumulated depreciation                                  (42,312,491)
                                                            ------------

      Net fixed assets                                        16,351,859
                                                            ------------
Goodwill, net                                                160,277,491
                                                            ------------

Deferred Debits and Other Assets                               2,229,636
                                                            ------------


      Total Assets                                          $342,666,943
                                                            ============

                                                                    Exhibit A
                                                                    Page 2 of 3

                                MYR GROUP INC.
                           Consolidated Balance Sheet
                              As of March 31, 2001
                           -------------------------
                                   (Unaudited)




Liabilities and Stockholder's Equity

Current Liabilities:
   Notes payable                                            $ 20,313,341
   Accounts payable                                           15,916,935
   Billings in excess of cost and estimated
     earnings on uncompleted contracts                        30,398,453
   Income taxes payable                                        1,952,337
   Other                                                      32,071,352
                                                            ------------

      Total current liabilities                              100,652,418
                                                            ------------

Long-Term Liabilities:
   Deferred income taxes                                       4,082,474
   Other                                                        (393,250)
                                                            ------------

      Total long-term liabilities                              3,689,224
                                                            ------------

Stockholder's Equity:
   Common stock                                                   67,143
   Capital surplus                                           227,641,581
   Retained earnings                                          10,616,577
                                                            ------------

      Total stockholder's equity                             238,325,301
                                                            ------------


      Total Liabilities and Stockholder's Equity            $342,666,943
                                                            ============

                                                                    Exhibit A
                                                                    Page 3 of 3

                                MYR GROUP INC.
                       Consolidated Statement of Income
                  For the Twelve Months Ended March 31, 2001
                  ------------------------------------------
                                   (Unaudited)





Operating Revenues                                          $604,848,290
                                                            ------------

Operating Expenses:
   Operation and maintenance                                 554,441,593
   Depreciation and amortization                               7,145,143
   Taxes, other than income taxes                             23,278,790
                                                            ------------
      Total operating expenses                               584,865,526
                                                            ------------

Operating Income                                              19,982,764

Other income/(expense), net                                      758,245

Interest charges                                               1,131,042
                                                            ------------

Income Before Income Taxes                                    19,609,967

   Income taxes                                                8,993,389
                                                            ------------

Net Income                                                  $ 10,616,578
                                                            ============